UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 10, 2020 (August 3, 2020)

Basanite, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53574	20-4959207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

2041 NW 15thAvenue, Pompano Beach, Florida 33069

(Address of principal executive offices) (Zip Code)

954-532-4653

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report Form 8-K/A (this “Form 8-K/A”) amends and restates in its entirety the Current Report on Form 8-K filed by Basanite, Inc. (the “Company”) with the Securities and Exchange Commission on August 7, 2020 (the “Original 8-K”). This Form 8-K/A amends and restates the Original 8-K to correct the Maturity Date of the Promissory Note (as both terms are defined in the Original 8-K) from February 3, 2020 to February 3, 2021.  Except for correcting the Maturity Date to its correct date of February 3, 2021, there were no other changes to the Original 8-K.

Item 1.01

Entry into a Material Definitive Agreement.

On August 3, 2020, Basanite, Inc. (the “Company”) entered into a 20% Secured Convertible Promissory Note (the “Promissory Note”) with certain accredited investors (the “Holders”) for an aggregate of $1,000,000 in principal.  The Promissory Note has a maturity date of February 3, 2021 (the “Maturity Date”) and an interest rate of 20% per annum.  Interest will accrue monthly for the first four months of the Promissory Note and be due in cash thereafter until the Maturity Date.  Pursuant to the terms of the Promissory Note, The Richard A. LoRicco Sr. and Lucille M. LoRicco Irrevocable Insurance Trust DTD 4/28/95, Louis Demaio as Trustee will serve as the agent for the benefit of the Holders (the “Agent”).

At any time during which the Promissory Note remains outstanding, the Agent for the benefit of the Holders may convert the unpaid principal balance of the Promissory Note (and any accrued and unpaid interest) into shares of common stock, par value $0.001 per share, of the Company (the “Shares”) at the conversion rate equal to the per share cash price paid for the Shares by any third party investor(s) with total proceeds to the Company of not less than $500,000.

Additionally, prior to the Promissory Note’s payment in full in cash or conversion in accordance with its terms, the Company may not incur any additional debt or equity investments without the Agent’s consent.  The Promissory Note is secured by all of the assets of the Company in accordance with the terms of the Security Agreement (the “Security Agreement”) entered into in connection with the Promissory Note.

The Agent is a trust maintained by Richard A. LoRicco Sr. and Lucille M. LoRicco, who are the parents of Ronald J. LoRicco (“Mr. LoRicco”), one of the members of the Company’s Board of Directors (the “Board”).  The Agent is the Holder of $750,000 of the principal amount of the Promissory Note.  The disinterested members of the Board approved the terms of the Promissory Note.  Mr. LoRicco does not have voting or investment control of or power over the Agent but is an anticipated, partial beneficiary of the Agent.

The foregoing description of the Promissory Note and Security Agreement do not purport to be complete and are qualified in their entirety by reference to the Promissory Note and Security Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K are incorporated by reference in this Item 2.03.

Item 3.02

Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K are incorporated by reference in this Item 3.02.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

10.1	Form of 20% Secured Convertible Promissory Note
10.2	Form of Security Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 10, 2020

BASANITE, INC.

By:	/s/ Simon R. Kay
Simon R. Kay
Acting Interim President and Chief Executive Officer